SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 21, 1997


                FREEPORT-McMoRan COPPER & GOLD INC.


            Delaware           1-9916                  74-2480931

       (State or other        (Commission            (IRS Employer
        jurisdiction of        File Number)           Identification
        incorporation or                              Number)
        organization)



                        1615 Poydras Street
                   New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000




Item 5.  Other Events.
The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on February 21, 1997:

NEW ORLEANS, LA., February 21, 1997 _ Freeport-McMoRan Copper & Gold Inc. (FCX) and Freeport-McMoRan Inc. (FTX) announced today that the Civil District Court of the Parish of Orleans, State of Louisiana, has ruled in favor of FCX and FTX and dismissed the class action lawsuit filed against them by Yosefa Alomang, an Indonesian citizen. During a hearing this morning, Judge Michael Bagneris ruled that the State Court had no subject matter jurisdiction to hear the case since the alleged conduct occurred in Indonesia, not Louisiana. Additionally, the Court found that venue is not proper in any Louisiana court.

This dismissal confirms that the Alomang lawsuit had no legal basis under Louisiana law. The allegations made in the Alomang case had been previously reviewed and rejected by a series of independent examinations of the environmental, human rights and social/cultural impact of FCX's operations in Indonesia. These investigations include an environmental audit conducted by Dames & Moore, an international environmental consulting firm, and human rights investigations made by KOMNAS HAM, the Human Rights Commission of Indonesia, and the U.S. Embassy in Jakarta.

     Freeport believes that the pending federal case will likewise be dismissed on legal grounds. The federal lawsuit was filed by Tom Beanal, an individual Indonesian citizen, in the United States Court in the Eastern District of Louisiana. The federal lawsuit was filed by the same attorney and contains the same baseless allegations as in the dismissed Alomang lawsuit. FCX intends to continue its work with the local people and the Government of Indonesia to implement the Government's Integrated Timika Development Plan to meet the needs of the local people in Irian Jaya. FCX remains committed to working with all groups and parties for the benefit of the indigenous people through educational, health care, job creation and job training programs and infrastructure enhancement projects.





                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             FREEPORT-McMoRan COPPER & GOLD INC.


                             By:   /s/ Michael A. Weaver
                                ----------------------------------
                                       Michael A. Weaver
                                Controller - Financial Reporting
                                   (authorized signatory and
                                  Principal Accounting Officer)



Date:  February 24, 1997